UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):                          April 29, 2004

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-116590	52-2175259
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

500 West Eldorado Street Decatur, IL 62522-1808
(Address of Principal Executive Offices)

(217) 423-4471

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01  Other Events.

As previously disclosed, as of April 29, 2004, the Company, formerly known as Mueller Holdings (N.A.), Inc., and Law Debenture Trust Company of New York, as Warrant Agent, entered into a Warrant Agreement with regard to Warrants to Purchase 24,487,383 Shares of Class A Common Stock of the Company.  The Warrant Agreement is attached hereto and filed herewith as Exhibit 10.1.

In addition, as previously disclosed, on September 23, 2004, the Company, the Company’s wholly-owned subsidiary, Mueller Group, Inc. and DLJ Merchant Banking II, Inc., as successor-in-interest to Donaldson, Lufkin & Jenrette Securities Corporation, entered into an amendment to the July 23, 1999 financial advisory agreement among them to extend the term of the financial advisory agreement until the earlier of: (i) August 15, 2009 and (ii) the date that DLJ Merchant Banking Funds no longer own in the aggregate more than 50% of the equity of the Company.  The Amendment to the DLJ Financial Advisory Agreement is attached hereto and filed herewith as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(c)          Exhibits.

Exhibit Number	Title

10.1

Warrant Agreement dated as of April 29, 2004 by and between Mueller Water Products, Inc. (f/k/a Mueller Holdings (N.A.), Inc.) and Law Debenture Trust Company of New York, as Warrant Agent, with regard to Warrants to Purchase 24,487,383 Shares of Class A Common Stock of the Company

10.2

Amendment dated September 23, 2004 to Financial Advisory Agreement dated July 23, 1999 among DLJ Merchant Banking II, Inc., as successor-in-interest to Donaldson, Lufkin & Jenrette Securities Corporation, Mueller Water Products, Inc. (f/k/a Mueller Holdings (N.A.), Inc.) and Mueller Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2005	MUELLER WATER PRODUCTS, INC.

	By:	/s/
Dale B. Smith
President and Chief Executive Officer